                                   CRANE CO.
                            Exhibit 21 to FORM 10-K
              Annual Report for the Year Ended December 31, 2000



                           Subsidiaries of Registrant

            The following is a list of active subsidiaries of the registrant and their jurisdictions of incorporation. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly, and all are included in the consolidated financial statements. The names of several other subsidiaries have been omitted, as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.

                     Crane Australia Pty., Ltd.                                      Australia
                           P.T. Crane Indonesia (51%)                                Indonesia
                     Crane Environmental, Inc.                                       Delaware
                     Crane GmbH                                                      Germany
                           National Rejectors, Inc. GmbH                             Germany
                                NRI Iberica, S.A.                                    Spain
                     Crane International Holdings, Inc.                              Delaware
                           Crane Canada, Inc.                                        Canada
                           Crane Capital Corporation, LLC                            Delaware
                           Crane Center-Line Valve Co.                               Delaware
                                Crane Ningjin Valve Co., Ltd. (90%)                  China
                                   Crane Zhengying Rubber Co. Ltd. (80%)             China
                           Crane FSC Corporation                                     Barbados
                           Crane Ltd.                                                England
                                Crane Europe Ltd.                                    Scotland
                                Grenson Electronics Ltd.                             England
                                Stockham Valve Ltd.                                  England
                                Stentorfield Ltd.                                    England
                           Crane Valves (Nantong) Company Ltd. (70%)                 China
                           Crane Pumps & Systems, Inc.                               Delaware
                                Barnes Pumps, Inc.                                   Ohio
                                Barnes Pumps Canada, Inc.                            Ontario
                           Dyrotech Industries, Inc.                                 Delaware
                           ELDEC Corporation                                         Washington
                                ELDEC France S.A.R.L.                                France
                           Ferguson Machine Co. S.A.                                 Belgium
                           Hydro-Aire, Inc.                                          California
                           Interpoint Corporation                                    Washington
                                Interpoint GmbH                                      Germany
                                Interpoint S.A.R.L.                                  France
                                Interpoint Taiwan Corporation                        Republic of China
                                Interpoint U.K. Ltd.                                 England
                                   (continued)

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                     Subsidiaries of Registrant (continued)

                           Kemlite Company, Inc.                                     Delaware
                                Sequentia Incorporated                               Ohio
                           Mark Controls Corporation                                 Delaware
                                Azonix Corporation                                   Massachusetts
                                Azonix S.A.R.L.                                      France
                                Barksdale, Inc.                                      Delaware
                                Barksdale Control Products GmbH                      Germany
                                Dynalco Controls Corporation                         Delaware
                                Mark Controls Norway A/S                             Norway
                                       Westad Industri A/S                           Norway
                           Powers Process Controls, Ltd.                             Ontario
                           Resistoflex (Asia) Pte., Ltd.                             Singapore
                                Kessel (Thailand) Pte., Ltd. (49%)                   Thailand
                                Resistoflex Sdn. Bhd.                                Malaysia
                     Crane Nuclear, Inc.                                             Delaware
                     Stockham Valve Australia Pty., Ltd.                             Australia
                     Streamware Corporation                                          Massachusetts

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